    As filed with the Securities and Exchange Commission on August 10, 2001


                                                         Registration No.:  333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             _____________________


                              CIRRUS LOGIC, INC.
            (Exact name of Registrant as specified in its charter)

                             _____________________

          Delaware                         4210 South Industrial Drive                 77-0024818
(State or other jurisdiction of                 Austin, TX  78744                    (I.R.S. Employer
incorporation or organization)        (Address of principal executive offices)      Identification No.)


   Second Amended and Restated 1989 Employee Stock Purchase Plan, as amended
                 1990 Directors' Stock Option Plan, as amended
                          1996 Stock Plan, as amended

                              (Full Title of Plan)

                             _____________________

                            Steven D. Overly, Esq.
      Senior Vice President, Administration, General Counsel and Secretary
                               Cirrus Logic, Inc.
                           4210 South Industrial Dr.
                               Austin, TX  78744
                                 (512) 912-3234
                      (Name, address and telephone number,
                   including area code, of agent for service)

                             _____________________

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                    Proposed maximum     Proposed maximum
            Title of each class of                   Amount to be    offering price     aggregate offering       Amount of
         securities to be registered                  registered      per share (1)          price (1)        registration fee
------------------------------------------------------------------------------------------------------------------------------

     Second Amended and Restated 1989 Employee        200,000            $17.675            $3,535,000           $883.75
           Stock Purchase Plan
     Common Stock, $0.001 par value
------------------------------------------------------------------------------------------------------------------------------
     1990 Directors' Stock Option Plan                150,000            $17.675            $2,651,250           $662.81
     Common Stock, $0.001 par value
------------------------------------------------------------------------------------------------------------------------------
           1996 Stock Plan                          3,300,000            $17.675            $58,327,500          $14,581.88
     Common Stock, $0.001 par value
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, based upon the average of the bid and asked prices of the Common Stock as reported on the NASDAQ National Market System on August 7, 2001.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Company hereby incorporates by reference in this Prospectus the Company's Annual Report on Form 10-K for the year ended March 31, 2001, the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, the Corporations's Current Report on Form 8-K, dated July 19, 2001, and the description of the Common Stock contained in the Company's registration statement for its Common Stock filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

               Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Steven D. Overly, Senior Vice President, Administration, General Counsel and Secretary of the Registrant. Mr. Overly is an employee of the Registrant. As of July 31, 2001, Mr. Overly held 33,000 shares of Registrant's Common Stock and held options to purchase 100,000 shares of Common Stock (of which 15,000 shares are exercisable within the next 60 days).



Item 6.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the General Corporation Law of the State of Delaware authorizes and empowers each Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the Company, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the Company in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

         The By-Laws of the Company provide that each person who at any time is or was a director or officer of the Company, or is or was serving as director or officer of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company or was a director or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation shall be indemnified by the Company in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. Article VI of the By-Laws of the Company facilitates enforcement of the right of directors and officers to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between the Company and the director or officer. Article VI of the By-Laws also permits the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

               The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's By-Laws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceedings, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 7.  Exemption from Registration Claimed.

               Not applicable.

Item 8.  Exhibits.

Exhibit
Number             Description of Documents
------             ------------------------

4.1 Certificate of Incorporation of the Company, as amended, filed with the Delaware Secretary of State on August 26, 1998 (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended March 31, 2001, File No. 0-17795).

4.2 Agreement and Plan of Merger, filed with the Delaware Secretary of State on February 17, 1999 (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended March 31, 2001, File No. 0-17795).

4.3 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.4 of the Company's Annual Report on Form 10-K for the year ended March 31, 2001, File No. 0-17795).

4.4 Second Amended and Restated 1989 Employee Stock Purchase Plan, as amended through July 25, 2001.

4.5                1990 Directors' Stock Option Plan, as amended through July
                   25, 2001.

4.6                1996 Stock Plan, as amended through July 25, 2001.

5 Opinion of Steven D. Overly, Esq., Senior Vice President, Administration, General Counsel and Secretary of the Company, dated August 8, 2001, with respect to the legality of the Common Stock being registered.

23.1               Consent of Ernst & Young LLP.

23.2 Consent of Steven D. Overly, Esq. (included in Exhibit 5 to the Registration Statement).

24 Power of Attorney of certain officers and directors (included in pages II-4 through II-5).

Item 9.  Undertakings.

                   The undersigned Registrant hereby undertakes:

                   (1) to file, during any period in which offers or sales are being made, a post-effective amendment or prospectus supplement to this registration statement:

                         (i) to include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the prospectus any facts or events
                    arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) to include any material information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                    (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 8th day of August, 2001.

                    CIRRUS LOGIC, INC.

                    By     /s/ Stephanie Lucie
                      --------------------------------------
                    Name:  Stephanie Lucie
                    Title:  Vice President & Assistant Secretary




                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Steven D. Overly and Stephanie Lucie his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Cirrus Logic, Inc. (the "Company") to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of up to, and including, 3,650,000 shares of Common Stock of the Company to be issued from time to time pursuant to the Company's Second Amended and Restated 1989 Employee Stock Purchase Plan, the 1990 Directors' Stock Option Plan and the 1996 Stock Plan, including power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Company) to a Registration Statement on Form S-8 or such other form as may be appropriate, and to any and all amendments, including post-effective amendments, to such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                                  Date
---------                            -----                                  ----
/s/ David D. French
----------------------------
David D. French                   President, Chief                      August 8, 2001
                                  Exclusive Officer and Director
                                  (Principal Executive Officer)

/s/ Robert W. Fay
----------------------------
Robert W. Fay                     Vice President and                    August 8, 2001
                                  Chief Financial Officer
                                  (Principal Financial Officer and
                                  Principal Accounting Officer)

/s/ Michael L. Hackworth
----------------------------
Michael L. Hackworth              Chairman of the Board                 August 8, 2001

/s/ Suhas S. Patil
----------------------------
Suhas S. Patil                    Director                              August 8, 2001

/s/ D. James Guzy
----------------------------
D. James Guzy                     Director                              August 8, 2001

/s/ Walden C. Rhines
----------------------------
Walden C. Rhines                  Director                              August 8, 2001

/s/ Robert H. Smith
----------------------------
Robert H. Smith                   Director                              August 8, 2001

                                 EXHIBIT INDEX



Exhibit No.
-----------

4.1 Certificate of Incorporation of the Company, as amended, filed with the Delaware Secretary of State on August 26, 1998 (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended March 31, 2001, File No. 0-17795).

4.2 Agreement and Plan of Merger, filed with the Delaware Secretary of State on February 17, 1999 (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended March 31, 2001, File No. 0-17795).

4.3 By-Laws of the Company, as amended (incorporated by reference to Exhibit 3.4 of the Company's Annual Report on Form 10-K for the year ended March 31, 2001, File No. 0-17795).

4.4 Second Amended and Restated 1989 Employee Stock Purchase Plan, as amended through July 25, 2001.

4.5                 1990 Directors' Stock Option Plan, as amended through July
                    25, 2001.

4.6                 1996 Stock Plan, as amended through July 25, 2001.

5 Opinion of Steven D. Overly, Esq., Senior Vice President, Administration, General Counsel and Secretary, of the Company, dated August 8, 2001, with respect to the legality of the Common Stock being registered.

23.1                Consent of Ernst & Young LLP.

23.2 Consent of Steven D. Overly, Esq. (included in Exhibit 5 to the Registration Statement).

24 Power of Attorney of certain officers and directors (included in pages II-4 through II-5).